EXHIBIT 23.5


                 [LETTERHEAD OF KELLEY, GALLOWAY & COMPANY, PSC]






                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our independent auditor's report dated October 25, 2002, with respect to the consolidated financial statements of First Federal Financial Bancorp, Inc. as of September 30, 2002 and 2001 and for the years ended September 30, 2002, 2001 and 2000, included in the Registration Statement on Form S-4 of Classic Bancshares, Inc. filed with the Securities and Exchange Commission. We also consent to the reference to our Firm in the Registration Statement under the caption "Experts."

KELLEY, GALLOWAY & Company, PSC

/s/Kelley, Galloway & Company, PSC

Ashland, Kentucky
April 11, 2003